Exhibit 99.1

Solar Capital Ltd. Reduces Pricing on Revolving Credit Facility to LIBOR plus 2.75%

NEW YORK—(February 8, 2012)— Solar Capital Ltd. (NASDAQ: SLRC) announced today that its indirect wholly owned subsidiary, Solar Capital Funding II LLC, amended its $100 million revolving credit facility maturing in December, 2015 (the “Facility”) provided by Wells Fargo Bank, National Association. The stated interest rate on the Facility was reduced to LIBOR plus 2.75% from the current borrowing rate of LIBOR plus 3.00% and will continue to have no LIBOR floor requirement. In addition, the amendment reduces certain non-usage fees.

“We value our strong relationship with Wells Fargo and appreciate its continued support and confidence in Solar Capital” commented Michael Gross, Chairman and CEO of Solar Capital Ltd. “We remain committed to continuously reevaluating and improving our funding profile in order to optimize our capital structure.”

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact:

Solar Capital Ltd.

Nick Radesca, 212-993-1660